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                                    Filed Pursuant to Rules 424(b)(3) and 424(c)
                                    Registration Statement No. 33-77288- NY



                                 Interiors, Inc.


                     Prospectus Supplement Dated May 9, 1997
                                       to
                         Prospectus dated June 23, 1994


         On May 7, 1997, the Board of Directors of Interiors, Inc., a Delaware corporation (the "Company"), decided to extend the expiration date of the Company's Class WA Warrants for twelve (12) months to June 22, 1998.